CERTIFICATE OF INCORPORATION
                                       OF
                               ASC DELAWARE, INC.

         I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:

         FIRST:  The name of the corporation is ASC Delaware, Inc.

         SECOND: The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: (1) The total number of shares of stock which the corporation shall have authority to issue is 115,500,000, divided into 100,000,000 shares of Common Stock, par value of $.01 per share, 15,000,000 shares of Class A Common Stock, par value of $.01 per share, and 500,000 shares of Serial Preferred Stock, par value of $.01 per share.

         (2)      Class A Common Stock.

         (a) The Class A Common Stock shall consist of 15,000,000 shares, each having a par value of $.01.

         (b) (i) The holder of any shares of Class A Common Stock shall have the right to convert such shares, in whole or in part, at any time and from time to time, into fully paid and non-assessable shares of Common Stock on a share for share basis; provided, however, that such conversion rate shall be subject to adjustment as set forth in paragraph 2(b)(iv) below.

                    (ii) Any share of Class A Common Stock shall, automatically and without further action by the corporation or the holder thereof, upon the transfer of such share to any person or entity who is not Leslie B. Otten or an Affiliate of Leslie
                    B. Otten, be converted on a share for share basis into a fully paid and non-assessable share of Common Stock; provided, however, that such conversion rate shall be subject to adjustment as set forth in paragraph 2(b)(iv) below. "Affiliate" shall mean, for purposes of this paragraph 2, (A) the spouse or children or grandchildren (in each case, natural or adopted) of Leslie B. Otten or any Affiliate, (B) any trust for the sole benefit of Leslie B. Otten or any Affiliate, (C) any charitable trust the grantor of which is Leslie B. Otten or any Affiliate, (D) any corporation or other entity in which Leslie B. Otten or Affiliates collectively own at least 80% of the equity interest, or (E) the heirs, executors, administrators or personal representatives of Leslie B. Otten or any Affiliate upon the death of Leslie B. Otten or such Affiliate or upon the incompetency or disability of Leslie B. Otten or such Affiliate for purposes of the protection and management of his or her assets.

                    (iii) In the event that at any time the number of shares of Class A Common Stock outstanding is less than 20% of the aggregate number of all shares of Class A Common Stock and Common Stock then issued and outstanding, then all shares of Class A Common Stock shall automatically and without further action by the corporation or any holder thereof, be converted on a share for share basis into fully paid and non-assessable shares of Common Stock; provided, however, that such conversion rate shall be subject to adjustment as set forth in paragraph 2(b)(iv) below.

                    (iv) (A) If the corporation shall (1) subdivide the outstanding shares of Common Stock into a larger number of shares, (2) combine the outstanding shares of Common Stock into a smaller number of shares, or (3) issue by reclassification of the Common Stock any shares of capital stock of the corporation, then the conversion rate in effect immediately prior thereto shall be adjusted so that the holder of any share of Class A Common Stock surrendered for conversion or subject to automatic conversion shall be entitled to receive the number of shares of the corporation which he would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Class A Common Stock been converted immediately prior to the happening of such event.

                         (B) In case of any capital reorganization of the corporation, or in case of the consolidation or merger of the corporation with or into another corporation, or in case of the sale, transfer or other disposition of all or substantially all of the property, assets or business of the corporation as a result of which sale, transfer or other disposition property other than cash shall be payable or distributable to the holders of the Common Stock, each share of Class A Common Stock shall be convertible into the number and class of shares or other securities or property of the corporation, or of the corporation resulting from such consolidation or merger or to which such sale, transfer or other disposition shall have been made, to which the Common Stock otherwise issuable upon conversion of such share of Class A Common Stock would have been entitled upon such reorganization, consolidation, merger, or sale, transfer or other disposition if outstanding at the time thereof; and in any such case appropriate adjustment, as determined by the Board of Directors of the corporation, shall be made in the application of the provisions set forth in this paragraph 2(b) with respect to the conversion rights thereafter of the holders of the Class A Common Stock, to the end that such provisions shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or securities or other property thereafter issuable or deliverable upon the conversion of Class A Common Stock. Proper provision shall be made as a part of the terms of any such consolidation, merger or sale, transfer or other disposition whereby the conversion rights of the holders of Class A Common Stock shall be protected and preserved in accordance with the provisions of this paragraph 2(b)(iv)(B). The provisions of this paragraph 2(b)(iv)(B) shall similarly apply to successive capital reorganizations, consolidations, mergers, sales, transfers or other dispositions of property as aforesaid.

                         (C) Whenever the  conversion  rate shall be adjusted as
                    provided in paragraph 2(b)(iv)(A), the corporation, as soon as practicable and in no event later than ten full business days thereafter, shall file with the transfer agent for the Class A Common Stock a statement, signed by the President, any Vice President or the Treasurer of the corporation, stating the adjusted conversion rate determined as provided in said paragraph 2(b)(iv)(A) and setting forth in reasonable detail the facts requiring such adjustment, and shall promptly mail a copy of such statement to each holder of Class A Common Stock at his address then appearing on the record books of the corporation. The transfer agent shall be fully protected in relying on such statement and shall be under no duty to inquire into the truth or accuracy thereof. If any question shall at any time arise with respect to the adjusted conversion rate, such question shall be determined by a firm of independent public accountants selected by the corporation, who may be the corporation's auditors, and such determination shall be binding upon the corporation and the holders of the Common Stock and the Class A Common Stock.

                         (D) If the  corporation  shall  propose  to effect  any
                    reclassification   of  its  Common   Stock   (other  than  a
                    reclassification involving merely the subdivision or combination of outstanding Common Stock), or to effect any capital reorganization, or shall propose to consolidate with or merge into another corporation, or to sell, transfer or otherwise dispose of all or substantially all of its property, assets or business, or the corporation shall propose to liquidate, dissolve or wind up, then, in each such case, the corporation shall file with the transfer agent for the Class A Common Stock and shall mail to the holders of record of the Class A Common Stock at their respective addresses then appearing on the record books of the corporation notice of such proposed action, such notice to be filed and mailed at least 30 days prior to the record date for the purpose of determining holders of the Common Stock entitled to vote with respect to such action or, if no record date is taken for any such purpose, the date of the taking of such proposed action. Such notice shall specify the date on which such reclassification, reorganization, consolidation, merger, liquidation, dissolution or winding-up shall take place, as the case may be, and the date of participation therein by the holders of Common Stock if any such date is to be fixed. Such notice shall set forth such facts with respect thereto as shall be reasonably necessary to inform the holders of such shares as to the effect of such action upon their conversion rights. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice, pursuant to this paragraph 2(b)(iv)(D), shall not affect the legality or validity of any adjustment, dividend, distribution or right referred to herein. This paragraph 2(b)(iv)(D) shall not impair any voting rights the holders of Class A Common Stock may have with respect to any transaction referred to herein.

                         (E) (1) Any  holder of  shares of Class A Common  Stock
                    desiring to convert the same into Common Stock or whose shares of Class A Common Stock are automatically converted into shares of Common Stock as provided in this paragraph 2(b) shall surrender the certificate or certificates for such shares of Class A Common Stock at the office of the transfer agent therefor or at such other offices or agencies of the corporation, if any, as the Board of Directors may determine, which certificate or certificates, if the corporation shall so request, shall be duly endorsed or assigned to the corporation or in blank, together (in the case of a conversion at the option of the holder thereof) with a written request for conversion, and accompanied by funds in the amount of any tax or taxes payable in respect of any transfer involved in the issue and delivery of certificates for shares of Common Stock in a name other than that of the record holder of the shares of Class A Common Stock so surrendered for conversion.

                               (2)    The   corporation    will   as   soon   as
                                      practicable   after  such   surrender  for
                                      conversion of  certificates  for shares of
                                      Class A Common Stock,  accompanied  by the
                                      written  request  therefor  if  prescribed
                                      above,  issue and deliver at the office at
                                      which  such  certificates  for  shares  of
                                      Class  A  Common  Stock  shall  have  been
                                      surrendered   to  the   person  for  whose
                                      account  such  shares  of  Class A  Common
                                      Stock  were  so  surrendered,  or  to  his
                                      nominee or nominees,  certificates for the
                                      number of whole  shares of Common Stock to
                                      which he shall be entitled  as  aforesaid,
                                      together  with an  adjustment  in cash for
                                      any  fraction  of a share  as  hereinafter
                                      provided, if not evenly convertible.  Such
                                      conversion  shall be  deemed  to have been
                                      made as of the date of such  surrender  of
                                      the  certificates  for  shares  of Class A
                                      Common  Stock  to be  converted;  and  the
                                      person or persons  entitled to receive the
                                      shares of Common Stock  issuable  upon the
                                      conversion  of  such  shares  of  Class  A
                                      Common  Stock  shall  be  treated  for all
                                      purposes  as the  record  holders  of such
                                      Common  Stock on such date.  However,  the
                                      corporation   shall  not  be  required  to
                                      convert,  and no  surrender  of  shares of
                                      Class A Common  Stock  shall be  effective
                                      for that purpose, while the stock transfer
                                      books of the  corporation  are  closed for
                                      any purpose;  but the  surrender of shares
                                      of Class A  Common  Stock  for  conversion
                                      during any period  while such books are so
                                      closed   shall   become    effective   for
                                      conversion immediately upon the reopening of such books, at the rate in effect at the date of such surrender.

                         (F) The  corporation  shall  not be  required  to issue
                    fractional shares of Common Stock or scrip upon conversion of shares of Class A Common Stock. As to any final fraction of a share of Common Stock which the same record holder of one or more shares of Class A Common Stock would otherwise be entitled to upon conversion of shares of Class A Common Stock in the same transaction, the corporation shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction, if the Common Stock is listed or admitted to trading on a securities exchange or national quotation system, of the last sales price (or bid price if there were no sales) per share on such securities exchange or national quotation system on the business date which next precedes the date of conversion or, if such Common Stock is not so listed, of the market price per share (as determined in a manner prescribed by the Board of Directors of the corporation) at the close of business on the business day which next precedes the date of conversion.

                         (G) The  corporation  will  pay any  documentary  stamp
                    taxes attributable to the initial issuance of shares of Common Stock upon conversion of any shares of Class A Common Stock pursuant hereto, provided, however, that the corporation shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for shares of Common Stock in a name other than that of the registered holder of shares of Class A Common Stock in respect of which such shares of Common Stock are issued.

                         (H) The corporation shall at all times reserve and keep
                    available, out of its treasury stock or authorized and unissued stock, or both, solely for the purpose of effecting the conversion of the shares of Class A Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Class A Common Stock from time to time outstanding. The corporation shall at all times take any corporate action which may, in the opinion of its counsel, be necessary in order that the corporation may validly and legally issue fully paid and nonassessable shares of Common Stock upon conversion of shares of Class A Common Stock.

         (3)      Voting Rights.

          (a) Subject to paragraph 3(c) below and to the provisions of the Delaware General Corporation Law (or its successor) requiring a separate class vote, at each meeting of the stockholders of the corporation, each holder of Class A Common Stock and each holder of Common Stock shall be entitled to one vote for each share held, and such shares shall vote together as a single class.

          (b) The holders of Serial Preferred Stock shall have such voting rights as are set forth elsewhere in this Certificate of
               Incorporation (with respect to the 10.5% Repriced Convertible Exchangeable Preferred Stock and the 8.50% Series B Convertible Participating Preferred Stock) and, with respect to any additional series of Serial Preferred Stock, such voting rights may be fixed and determined by the Board of Directors for the particular series.

          (c) (i) Subject to any rights of holders of Serial Preferred Stock to elect additional directors, the holders of the Class A Common Stock shall have the right, voting as a separate class, to elect the smallest number of directors sufficient to constitute two-thirds (2/3) in number of such full Board of Directors, and the directors so elected shall be known as Class A directors. Notwithstanding the foregoing, if at any time there are fewer than nine (9) directors, the holders of the Class A Common Stock shall have the right, voting as a separate class, to elect the largest number of directors sufficient to constitute not more than two-thirds (2/3) in number of such full Board of Directors, and the directors so elected shall be known as the Class A directors. Subject to any rights of holders of Serial Preferred Stock to elect additional directors, the holders of the Common Stock shall have the right, voting as a separate class, to elect the remaining directors of the corporation. By way of illustration, if the corporation has ten (10) directors, the holders of the Class A Common Stock shall have the right to elect seven (7) directors, and the holders of the Common Stock shall have the right to elect three (3) directors. If the holders of Serial Preferred Stock become entitled to elect two (2) additional directors, the holders of Common Stock and the holders of Class A Common Stock shall have no voting rights with respect to the election of such additional directors. Therefore, if the corporation has ten (10) directors and the size of the board is increased to twelve (12) to add directors elected by the holders of Serial Preferred Stock, then the holders of the Class A Common Stock shall have the right to elect seven (7) directors, the holders of the Common Stock shall have the right to elect three
               (3) directors, and such holders of Serial Preferred Stock shall have the right to elect two (2) directors. By way of further illustration, if the corporation has seven (7) directors, the holders of the Class A Common Stock shall have the right to elect four (4) directors, and the holders of the Common Stock shall have the right to elect three (3) directors. Subject to any rights of holders of Serial Preferred Stock to elect additional directors, in the event that no shares of Class A Common Stock remain outstanding, the holders of the Common Stock shall have the right to elect all of the directors of the corporation.

               (ii) Subject to any rights of holders of Serial  Preferred  Stock to elect additional directors, at any time following the merger of American Skiing Company, a Maine corporation, with and into this corporation, the Board of Directors of the corporation shall consist of not less than seven (7) or more than fifteen (15) persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, subject to the other applicable provisions of this Certificate of Incorporation, but no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Except as otherwise provided in this Certificate of Incorporation with respect to directors elected by the holders of Serial Preferred Stock, any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next annual meeting of shareholders. At such annual meeting, such directors shall be voted upon by the holders of Class A Common Stock and the holders of Common Stock as provided in this paragraph 3(c), or by the holders of Serial Preferred Stock to the extent provided elsewhere in this Certificate of Incorporation.

          (d) There shall be no cumulative voting rights, and no holders of stock of the corporation shall have pre-emptive rights to subscribe for any shares of any class of stock of the corporation whether now or hereafter authorized.

     (4) Advance Notice of Business to be Conducted at Annual Shareholder Meetings.

         At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the item of business must, under applicable laws and regulations, be proper for consideration by the shareholders, and the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph 4. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph 4, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         (5)      Dividends.

         The holders of Class A Common Stock and Common Stock, without regard to which class of shares they hold, shall be entitled to such dividends on a pro rata basis as may be declared from time to time by the Board of Directors, subject to the other provisions of this Certificate of Incorporation.

         (6)      Liquidation.

         In the event of the liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of Class A Common Stock and Common Stock, without regard to which class of shares they hold, shall be entitled to participate on a pro rata basis in the net assets of the corporation remaining after distributions to the holders of Serial Preferred Stock.

         (7)      Serial Preferred Stock.

         The Board of Directors is authorized, subject to limitations prescribed by law and the other provisions of this Article FOURTH, to provide for the issuance of the shares of Serial Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (i) The number of shares constituting that series and the distinctive designation of that series;

          (ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (iii)Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (v)  Whether or not the  shares of that  series  shall be  redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (vii)The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

          (viii) Any other relative rights, preferences and limitations of that series.

         Two series of Serial Preferred Stock are hereby designated as (x) the 10.5% Repriced Convertible Exchangeable Preferred Stock (herein the "Exchangeable Preferred Stock"), having the powers, preferences and rights set forth in Exhibit A attached hereto and made a part hereof, and (y) the 8.50% Series B Convertible Participating Preferred Stock (herein the "Convertible Preferred Stock"), having the powers, preferences and rights set forth in Exhibit B attached hereto and made a part hereof.

         FIFTH: The incorporator of the corporation is Foster A. Stewart, Jr., whose mailing address is c/o American Skiing Company, Sunday River Road, Bethel, Maine 04217.

         SIXTH: Unless and except to the extent that the by-laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

         SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the by-laws of the corporation, subject to the power of the stockholders of the corporation to alter or repeal any by-law whether adopted by them or otherwise.

         EIGHTH: The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

         The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is his act and deed on this 4th day of October, 1999.

                                             /s/ Foster A. Stewart, Jr.
                                            --------------------------------
                                            Foster A. Stewart, Jr.
                                            Incorporator

                                                                       EXHIBIT A




                  Section 1. Designation and Amount. There is hereby created and authorized a series of Serial Preferred Stock, the designation of which shall be the 10.5% Repriced Convertible Exchangeable Preferred Stock (herein the "Exchangeable Preferred Stock"). The number of issuable shares of Exchangeable Preferred Stock shall be 40,000.

                  Section 2. Rank. All shares of Exchangeable Preferred Stock, both as to payment of dividends and to distribution of assets upon liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, shall rank prior to all of the corporation's now or hereafter issued preferred stock, and senior to all of the corporation's now or hereafter issued Common Stock or any other common stock of any class of the corporation. The term "Common Stock" shall mean the Common Stock, par value $.01 per share, and the Class A Common Stock, par value $.01 per share, of the corporation as the same exists at the date hereof or as such stock may be constituted from time to time.

                  Section 3. Dividends and Certain Restrictions. The holders of the Exchangeable Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the corporation out of funds of the corporation legally available therefor, dividends at a rate per share of 10.5% per annum, and no more, which shall be fully cumulative, shall accrue (whether or not declared or paid), shall compound quarterly, and shall be payable in cash on November 12, 2002, or, at the option of the Company, in whole or in part on any January 1, April 1, July 1 or October 1 (except that if such date is a Saturday, Sunday or legal holiday, then such dividend will be payable on the next day that is not a Saturday, Sunday or legal holiday) to holders of record as they appear on the stock transfer books of the corporation on such record date, not more than 60 nor less than 10 days preceding the payment date for such dividend, as is fixed by the Board of Directors. For purposes hereof, the term "legal holiday" shall mean any day on which banking institutions are obligated or authorized to close in New York, New York or in Boston, Massachusetts.

                  On such dividend payment date all dividends which shall have accrued on each share of Exchangeable Preferred Stock outstanding on such dividend payment date shall accumulate and be deemed to become "due". If such dividends are not fully paid on such dividend payment date, such accrued dividends shall be added (solely for the purpose of calculating dividends payable on the Exchangeable Preferred Stock) to the Liquidation Preference of the Exchangeable Preferred Stock effective at the beginning of the quarterly dividend compounding period next succeeding the dividend payment date as to which such dividends were not paid and shall thereafter accrue additional dividends in respect thereof until such unpaid dividends have been paid in full. Dividends paid on shares of Exchangeable Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

                  Unless all accrued and unpaid dividends on the Exchangeable Preferred Stock have been paid in cash, or declared and sums set aside for the payment thereof, dividends (other than in Common Stock or any other stock of the corporation ranking junior to the Exchangeable Preferred Stock as to dividends and as to liquidation rights) may not be paid, or declared and set aside for payment, and other distributions may not be made upon the Common Stock or on any other stock of the corporation ranking junior to the Exchangeable Preferred Stock as to dividends. So long as any shares of Exchangeable Preferred Stock are outstanding, the Common Stock (or any rights, options or warrants to purchase Common Stock), any other stock or other equity interests (or rights, options or warrants to purchase such other stock or other equity interests) of the corporation ranking junior to the Exchangeable Preferred Stock as to dividends or upon liquidation may not be redeemed, purchased or otherwise acquired for any consideration by the corporation.

                  The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock (or rights, options or warrants to purchase shares of stock or other equity interests) of the corporation unless the corporation could, under this
Section 3, purchase or otherwise acquire such shares (or rights, options or warrants to purchase shares of stock) or units at such time and in such manner.

                  Any reference to "distribution" contained in this Section 3 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary.

                  Section 4. Liquidation Preference. In the event of a liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of Exchangeable Preferred Stock shall be entitled to receive out of the assets of the corporation, whether such assets are stated capital or surplus of any nature, an amount equal to the dividends accrued and unpaid thereon to the date of final distribution to such holders, whether or not declared, without interest, and a sum equal to $1,000 per share, and no more (such sum, the "Liquidation Preference"), before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the corporation's capital stock ranking junior as to liquidation rights to the Exchangeable Preferred Stock; provided, however, that such rights shall accrue to the holders of Exchangeable Preferred Stock only in the event that the corporation's payments with respect to the liquidation preferences of the holders of capital stock of the corporation ranking senior as to liquidation rights to the Exchangeable Preferred Stock (the "Senior Liquidation Stock") are fully met. If the assets of the corporation available for distribution after the liquidation preferences of the Senior Liquidation Stock are fully met are not sufficient to pay an amount equal to the Liquidation Preference to the holders of outstanding shares of Exchangeable Preferred Stock and the liquidation preference to the holders of any other series of the corporation's capital stock which may hereafter be created in accordance with Section 6(c) hereof having liquidation rights on a parity with the shares of Exchangeable Preferred Stock (the "Parity Liquidation Stock"), then the assets of the corporation shall be distributed ratably among the holders of the Exchangeable Preferred Stock and the Parity Liquidation Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). Neither a consolidation, merger or other business combination of the corporation with or into another corporation or other entity nor a sale or transfer of all or part of the corporation's assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the corporation for purposes of this Section 4 (unless in connection therewith the liquidation of the corporation is specifically approved).

                  The holder of any shares of Exchangeable Preferred Stock shall not be entitled to receive any payment owed for such shares under this Section 4 until such holder shall cause to be delivered to the corporation (i) the certificate(s) representing such shares of Exchangeable Preferred Stock and (ii) transfer instrument(s) satisfactory to the corporation and sufficient to transfer such shares of Exchangeable Preferred Stock to the corporation free of any adverse interest. As in the case of the Redemption Price, no interest shall accrue on any payment upon liquidation after the due date thereof.

                  Section 5. Redemption. On November 12, 2002 (the "Mandatory Redemption Date"), the corporation shall redeem, out of funds legally available therefor, all shares of the Exchangeable Preferred Stock then outstanding at a redemption price (the "Redemption Price") equal to the Liquidation Preference per share, together with accrued and unpaid dividends to the redemption date. If, on the Mandatory Redemption Date, funds are not legally available to the corporation for redemption of the shares of Exchangeable Preferred Stock, the corporation shall redeem on such date, at the Redemption Price, that number of shares of Exchangeable Preferred Stock which it can lawfully redeem, and from time to time thereafter, as soon as funds are legally available, the corporation shall redeem at the Redemption Price shares of Exchangeable Preferred Stock until the corporation has redeemed the shares of Exchangeable Preferred Stock in full.

                  The corporation, at its option, may at any time, redeem, out of funds legally available therefor, in whole or from time to time in part, the Exchangeable Preferred Stock on any date set by the Board of Directors, for cash at the Redemption Price, together with accrued and unpaid dividends to the redemption date (subject to the right of the holder of record of shares of Exchangeable Preferred Stock on a record date for the payment of a dividend on the Exchangeable Preferred Stock to receive the dividend due on such shares of Exchangeable Preferred Stock on the corresponding dividend payment date, if such dividend payment date is prior to the date set for redemption); provided that the Exchangeable Preferred Stock may not be so redeemed prior to the Mandatory Redemption Date unless the closing price of the Common Stock for 45 consecutive trading days ending no more than 30 calendar days prior to the date notice of redemption is first mailed is at least 140% of the Adjusted IPO Price then in effect. The Adjusted IPO Price means $17.10 (as adjusted for the events specified in Section 11(3)(a) hereof).

                   In case of the redemption of less than all of the then outstanding Exchangeable Preferred Stock, the corporation shall select the shares of Exchangeable Preferred Stock to be redeemed in accordance with any method permitted by the national securities exchange on which the Exchangeable Preferred Stock is then listed, or if not so listed, the corporation shall designate by lot, or in such other manner as the Board of Directors may determine, the shares to be redeemed, or shall effect such redemption pro rata. Notwithstanding the foregoing, the corporation shall not redeem less than all of the Exchangeable Preferred Stock at any time outstanding until all dividends accrued to such payment date upon all Exchangeable Preferred Stock then outstanding shall have been paid.

                  Not more than 120 nor less than 90 days prior to the redemption date, notice by first class mail, postage prepaid, shall be given to each holder of record of the Exchangeable Preferred Stock to be redeemed, at such holder's address as it shall appear upon the stock transfer books of the corporation. Each such notice of redemption shall specify the date fixed for redemption, the Redemption Price, the then current Conversion Price, the place or places of payment and conversion and that payment or conversion will be made upon presentation and surrender of the certificates) evidencing the shares of Exchangeable Preferred Stock to be redeemed or converted, and that the Exchangeable Preferred Stock may be converted at any time before the close of business on the redemption date.

                  Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Exchangeable Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Exchangeable Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued without cost to the holder thereof representing the unredeemed shares. If such notice of redemption shall have been so mailed and if, on or prior to the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the corporation, separate and apart from its other funds, in trust for the account of the holders of the shares so to be redeemed (as to be and continue to be available therefor), then on and after the redemption date, notwithstanding that any certificate for shares of the Exchangeable Preferred Stock so called for redemption shall not have been surrendered for cancellation, all shares of the Exchangeable Preferred Stock with respect to which such notice shall have been mailed and such funds shall have been set aside shall be deemed to be no longer outstanding and all rights with respect to such shares of the Exchangeable Preferred Stock so called for redemption shall forthwith cease and terminate, except the right of the holders thereof to receive out of the funds so set aside in trust the amount payable on redemption thereof (including an amount equal to accrued and unpaid dividends to the redemption date) without interest thereon.

                  The holder of any shares of Exchangeable Preferred Stock redeemed upon any exercise of the corporation's redemption right shall not be entitled to receive payment of the Redemption Price for such shares until such holder shall cause to be delivered to the place specified in the notice given with respect to such redemption (i) the certificate(s) representing such shares of Exchangeable Preferred Stock redeemed and (ii) transfer instrument(s) satisfactory to the corporation and sufficient to transfer such shares of Exchangeable Preferred Stock to the corporation free of any adverse interest, No interest shall accrue on the Redemption Price of any share of Exchangeable Preferred Interests after its redemption date.

                  Section 6.        Voting Rights.

                  (a) General. The holders of the shares of Exchangeable Preferred Stock shall vote together with the holders of the Common Stock (and any other class of equity securities which may similarly vote with the holders of the Common Stock as a single class) upon all matters upon which stockholders are entitled to vote and shall be entitled to a number of votes per share of Exchangeable Preferred Stock equal to the number of shares of Common Stock into which the shares of the Exchangeable Preferred Stock are convertible on the record date of the determination of stockholders entitled to notice of and to vote at such meeting; provided, however, that, other than as provided in Section 6(b) below, the holders of Exchangeable Preferred Stock shall have no voting rights with respect to the election of directors, as to which the holders of the Common Stock shall (subject to Section 6(b) below) have exclusive voting rights as provided elsewhere in this Certificate of Incorporation. In addition, the holders of Exchangeable Preferred Stock will have all voting rights required by law, and shall also have all special voting rights provided below. Any shares of Exchangeable Preferred Stock held by the corporation or any entity controlled by the corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

                  (b)      Default Voting Rights.

                           (i) Right To Elect Directors. Whenever dividends on the Exchangeable Preferred Stock shall be in arrears, or the Redemption Price (whether mandatory or optional) has not been paid in full when due, or an Event of Default (as hereinafter defined), has occurred (A) the number of members of the Board of Directors of the corporation shall be increased by two, effective as of the time of election of such directors as hereinafter provided, and (B) the holders of the Exchangeable Preferred Stock (voting separately as a class) will have the exclusive right to vote for and elect such two additional directors of the corporation at any meeting of stockholders of the corporation at which directors are to be elected held during the period such dividends remain in arrears or such redemption price has not been paid in full. The right of the holders of the Exchangeable Preferred Stock to vote for such two additional directors shall remain vested until (x) payment in full of all accrued and unpaid dividends on the Exchangeable Preferred Stock has been made, or (y) payment in full of any Redemption Price (whether mandatory or optional) which has become due, or (z) the date on which such conversion is honored or such Event of Default has ceased to be continuing, at which time such rights shall terminate (subject in each case to revesting). An "Event of Default" shall occur if: (i) a default shall occur under any bond, debenture, note or other evidence of Indebtedness (as defined in the Securities Purchase Agreement (the "Agreement"), dated July 2, 1997, between American Skiing Company, a Maine corporation, and Madeleine L.L.C.), for money borrowed by the corporation or any Restricted Subsidiary (as defined in the Agreement), which default shall have resulted in such Indebtedness becoming or being declared payable prior to the date on which it would otherwise have been due and payable (provided that the aggregate amount of such Indebtedness subject to acceleration exceeds $5 million), without such Indebtedness having been discharged, such acceleration having been rescinded or annulled or there having been deposited in trust a sum of money sufficient to discharge in full such Indebtedness; or (ii) the corporation or any of its Subsidiaries (as defined in the Agreement) fails to pay any principal or interest when due under any bond, debenture, note or other evidence of Indebtedness for money borrowed (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing such Indebtedness, has expired (provided that the amount of such Indebtedness, and any interest or premium thereon, exceeds $5 million).

                           (ii) Special Meeting. Whenever such right shall vest, it may be exercised initially by the vote of the holders of a majority of the shares of the Exchangeable Preferred Stock present and voting, in person or by proxy, at a special meeting of holders of the Exchangeable Preferred Stock or at the next annual meeting of stockholders, or by written consent of the holders of record of a majority of the outstanding shares of the Exchangeable Preferred Stock without a meeting. Unless such action shall have been taken by written consent as aforesaid, a special meeting of the holders of the Exchangeable Preferred Stock for the exercise of such right shall be called by the Secretary of the corporation as promptly as possible in compliance with applicable law and regulations, and in any event within 10 days after receipt of a written request signed by the holders of record of at least 25% of the outstanding shares of the Exchangeable Preferred Stock, subject to any applicable notice requirements imposed by law or by any national securities exchange on which any Exchangeable Preferred Stock is listed. Such meeting shall be held at the earliest practicable date thereafter.

                           (iii) Term of Office of Directors. Any director who shall have been elected by holders of the Exchangeable Preferred Stock shall hold office for a term expiring (subject to the earlier payment of all dividends and redemption payments (whether mandatory or optional) in arrears on the Exchangeable Preferred Stock) at the next annual meeting of stockholders and during such term may be removed at any time, either for or without cause, by and only by, the affirmative vote of the holders of record of a majority of the shares of the Exchangeable Preferred Stock, voting as a single class, present and voting, in person or by proxy, at a special meeting of such stockholders called for such purpose, or by written consent without a meeting of the holders of record of a majority of the outstanding shares of the Exchangeable Preferred Stock, voting as a single class, and any vacancy created by such removal may also be filled at such meeting or by such written consent. A special meeting of the holders of the shares of the Exchangeable Preferred Stock for the removal of a director elected by the holders of the Exchangeable Preferred Stock and the filling of the vacancy created thereby shall be called by the Secretary of the corporation as promptly as possible and in any event within 10 days after receipt of request therefor signed by the holders of not less than 25% of the outstanding shares of the Exchangeable Preferred Stock taken as a single class, subject to any applicable notice requirements imposed by law or any national securities exchange on which any Exchangeable Preferred Stock is listed. Such meeting shall be held at the earliest practicable date thereafter.

                           (iv) Vacancies. Any vacancy caused by the death or resignation of a director who shall have been elected in accordance with this subparagraph (b) may be filled by the remaining director so elected or, if not so filled, by a vote of holders of one-third of the shares of the Exchangeable Preferred Stock present and voting as a single class, in person or by proxy, at a meeting of such holders of Exchangeable Preferred Stock called for such purpose, or by written consent without a meeting of the holders of record of a majority of the outstanding shares of the Exchangeable Preferred Stock as a single class. Unless such vacancy shall have been filled by the remaining director or by written consent as aforesaid, such meeting shall be called by the Secretary of the corporation at the earliest practicable date after such death or resignation, and in any event within 10 days after receipt of a written request signed by the holders of record of at least 25% of the outstanding shares of the Exchangeable Preferred Stock taken as a single class.

                           (v) Stockholders' Right to Call Meeting. If any meeting of the holders of the Exchangeable Preferred Stock required by this subparagraph (b) to be called shall not have been called within 10 days after personal service of a written request therefor upon the Secretary of the corporation or within 15 days after mailing the same within the United States of America by registered mail addressed to the Secretary of the corporation at its principal office, subject to any applicable notice requirements imposed by law or any national securities exchange on which any Exchangeable Preferred Stock is listed, then the holders of record of at least 25% of the outstanding shares of the Exchangeable Preferred Stock may designate in writing a holder of a share of the Exchangeable Preferred Stock to call such meeting at the expense of the corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders or such shorter notice (but in no event shorter than permitted by law or any national securities exchange on which the Exchangeable Preferred Stock is listed) as may be acceptable to the holders of a majority of the total number of shares of the Exchangeable Preferred Stock. Any holder of a share of the Exchangeable Preferred Stock so designated shall have access to the stock books of the corporation relating solely to the Exchangeable Preferred Stock for the purpose of causing such meeting to be called pursuant to these provisions.

                           (vi) Quorum. At any meeting of the holders of the Exchangeable Preferred Stock called in accordance with the provisions of this subparagraph (b) for the election or removal of directors, the presence in person or by proxy of the holders of one-third of the total number of shares of the Exchangeable Preferred Stock as a single class shall be required to constitute a quorum; in the absence of a quorum, a majority of the holders present in person or by proxy shall have power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present.

                  (c) Class Voting Rights. So long as shares of the Exchangeable Preferred Stock are outstanding, the corporation shall not, directly or indirectly or through merger or consolidation with any other person, without the affirmative vote or consent of the holders of at least a majority of all outstanding Exchangeable Preferred Stock, voting separately as a class, (i) amend, alter or repeal (by merger, consolidation or otherwise) any provision of the Certificate of Incorporation or the By-laws of the corporation, as amended, or prior to an exchange date, the Indenture (as hereinafter defined) (except for such amendments which can be made without the consent of the holders of the debentures pursuant to the terms of the Indenture) so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Exchangeable Preferred Stock or the rights of holders of the debentures (if issued), (ii) increase the authorized number of shares of the Exchangeable Preferred Stock, (iii) authorize or issue or increase the authorized amount of any additional class or series of stock (including any series of Preferred Stock), or any security convertible into stock of such class or series, ranking on a parity with or senior to the Exchangeable Preferred Stock as to dividends or as to rights upon liquidation, dissolution or winding up, or (iv) effect any reclassification of the Exchangeable Preferred Stock. In connection with any right to vote pursuant to this Section 6(c), each holder of Exchangeable Preferred Stock will have one vote for each share held. A class vote on the part of the Exchangeable Preferred Stock shall, without limitation, specifically not be deemed to be required (except as otherwise required by law or resolution of the corporation's Board of Directors) in connection with the authorization, issuance or increase in the authorized amount of any shares of any other class or series of stock that ranks junior to the Exchangeable Preferred Stock upon liquidation, dissolution or winding up of the corporation; provided that so long as any of the shares of Exchangeable Preferred Stock are outstanding, the corporation may not create any shares of any other class or series of stock that ranks junior to the Exchangeable Preferred Stock, unless the terms thereof provide that (A) dividends on such junior class or series of stock are payable solely in additional shares of such junior class or series of stock if cash dividends have not been paid on the Exchangeable Preferred Stock on the immediately preceding dividend payment date, and (B) such junior class or series of stock shall not be subject to any mandatory redemption or mandatory offer to purchase requirements prior to the Mandatory Redemption Date.

                  Section  7.  Exchange.  The shares of  Exchangeable  Preferred
Stock are exchangeable at the option only of the corporation, in whole but not in part, on any January 1, April 1, July 1 or October 1, commencing January 1, 1998, for the 10.5% Repriced Subordinated Debentures due on the Mandatory Redemption Date (the "Debentures") of the corporation, to be issued under an indenture (the "Indenture") substantially in the form agreed to by American Skiing Company, a Maine corporation, and Madeleine L.L.C., between the corporation and a corporation organized and doing business under the laws of the United States or any State thereof or of the District of Columbia (or a corporation or other person permitted to act as a trustee by the Securities and Exchange Commission) authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by Federal, State or District of Columbia authority, as trustee under the Indenture (the "Trustee"), as set forth therein and with such changes as may be required by law or usage. Holders of the outstanding shares of Exchangeable Preferred Stock will be entitled to receive $1,000 principal amount of the Debentures in exchange for each share of Exchangeable Preferred Stock held by them. On the date of the exchange, the corporation shall pay an amount equal to accrued and unpaid dividends, at the corporation's option, in cash or in Debentures (at the rate of $1,000 principal amount for each $1,000 in accrued and unpaid dividends) or in any combination thereof.

                  No such exchange of Debentures for shares of Exchangeable Preferred Stock shall be made unless on or prior to the date on which such exchange is to be made (i) the Indenture shall have been executed and delivered by the corporation and the Trustee and (ii) the Trustee shall have received an opinion of counsel, dated such exchange date, substantially to the following effect (together with appropriate assumptions or qualifications), with such changes therein as such Trustee shall approve:

                  (1) the corporation has duly authorized the exercise of its right to redeem the Exchangeable Preferred Stock in exchange for the Debentures and has exercised such option; (2) the corporation has full corporate power and authority to enter into the Indenture and to perform its obligations under the Indenture and to issue and deliver the Debentures and the shares of Common Stock issuable upon conversion thereof; (3) the Indenture has been duly authorized, executed and delivered by the corporation and is a legal, valid and binding agreement of the corporation enforceable against the corporation in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general equitable principles); (4) the Debentures will, when issued in accordance with the terms of the Indenture, constitute legal, valid and binding obligations of the corporation enforceable against the corporation in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general equitable principles) and are entitled to the benefits of the Indenture; (5) the shares of Common Stock issuable upon conversion of the Debentures have been reserved for issuance and upon such issuance will be duly issued, fully paid and non-assessable and free of pre-emptive rights; (6) no consent, approval, authorization or order of any court or governmental agency or body is required in connection with the issuance of the Debentures or the shares issuable upon conversion thereof except such as may be required under the blue sky laws of any jurisdiction and such other approvals (specified in such opinion) as have been obtained; and
         (7) the issuance of Debentures and the performance by the corporation of its obligations under the Indenture (including the issuance of shares of Common Stock upon conversion of Debentures) will not be in conflict with or constitute a breach of or a default (with the passage of time or otherwise) under (w) the Certificate of Incorporation or By-laws of the corporation in effect at the date of such opinion, (x) the charter or by-laws of any subsidiary of the corporation, which conflict, breach or default is material to the corporation and its subsidiaries taken as a whole, in effect at the date of such opinion,
         (y) any agreement or instrument, known to such counsel and which is, individually or in the aggregate, material to the corporation and its subsidiaries taken as a whole, to which the corporation or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound or (z) any statute, law or regulation known to such counsel and in effect at the date of such opinion to which the corporation or any of its subsidiaries or any of their respective properties may be subject or any judgment, decree or order, known to such counsel, of any court or governmental agency or authority then in effect and applicable to the corporation or any of its subsidiaries (which conflict, breach or default is, in the case of this clause (z), individually or in the aggregate, material to the corporation and its subsidiaries taken as a whole).

                  Upon such exchange (unless default shall be made by the corporation in issuing Debentures in exchange for the outstanding shares of Exchangeable Preferred Stock on the exchange date), the rights of the holders of the Exchangeable Preferred Stock as stockholders of the corporation shall cease (except the right to receive on the date of exchange an amount equal to the amount of accrued and unpaid dividends on the Exchangeable Preferred Stock to the date of exchange and the Debentures), and the person or persons entitled to receive the Debentures issuable upon such redemption and exchange shall be treated for all purposes as the registered holder or holders of such Debentures. The corporation will mail to each holder of record of Exchangeable Preferred Stock, at such holder's last address as it shall appear upon the stock transfer books of the corporation, written notice of its intention to exchange the Exchangeable Preferred Stock not less than 20 nor more than 60 days prior to the exchange date. Such notice shall state: (i) the exchange date; (ii) the place or places where certificates for such shares are to be surrendered for exchange for Debentures; and (iii) that dividends on the shares to be exchanged will cease to accrue on such exchange date. Upon surrender in accordance with said notice of the certificates for any shares to be exchanged (properly endorsed or assigned for transfer, if the corporation shall so require and the notice shall so state), the corporation will cause the Debentures to be authenticated and issued in exchange for such shares of Exchangeable Preferred Stock and to be mailed to the holder of the shares of Exchangeable Preferred Stock at such holder's address of record or such other address as the holder shall specify upon such surrender of such certificates.

                  If on the exchange date the corporation shall be in default in the payment of any dividends (including cumulative dividends, if applicable) on Exchangeable Preferred Stock, or if there shall not be legally available funds sufficient therefor, or if such exchange shall on such date be prohibited by applicable law, then no shares of the Exchangeable Preferred Stock shall be exchanged.

                  Section 8. Outstanding Shares. For purposes of this Exhibit A, all shares of Exchangeable Preferred Stock shall be deemed outstanding except
(i) from the date fixed for redemption pursuant to Section 5, all shares of Exchangeable Preferred Stock that have been so called for redemption under
Section 5 if funds necessary for payment of the redemption price have been irrevocably deposited in trust, for the account of the holders of the shares so to be redeemed (so as to be and continue to be available therefor), with a corporation organized and doing business under the laws of the United States or any State or territory thereof or of the District of Columbia (or a corporation or other person permitted to act as a trustee by the Securities and Exchange Commission) authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by Federal, State or District of Columbia or territorial authority; and (ii) from the date of registration of transfer, all shares of Exchangeable Preferred Stock held of record by the corporation or any subsidiary of the corporation.

                  Section 9. Status of Acquired Shares. Shares of Exchangeable Preferred Stock redeemed by the corporation, received upon exchange pursuant to
Section 7 or converted pursuant to Section 11, or otherwise acquired by the corporation, will be restored to the status of authorized and unissued shares of Serial Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of Exchangeable Preferred Stock.

                   Section 10. Preemptive Rights. The holders of Exchangeable Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the corporation.

                  Section 11.       Conversion.

                  (1) Except as provided in the next succeeding sentence, each share of the Exchangeable Preferred Stock shall be convertible at any time at the option of the holder thereof into fully paid and non-assessable shares of Common Stock, par value $.01 per share, of the corporation ("Conversion Stock") at the conversion price, determined as hereinafter provided, in effect at the time of conversion. Unless default be made in the payment in full of the Redemption Price and any accrued and unpaid dividends, shares of Exchangeable Preferred Stock called for redemption shall cease to be convertible into shares of Conversion Stock at the close of business on the Redemption Date. The price at which shares of the Conversion Stock shall be delivered upon conversion of shares of the Exchangeable Preferred Stock (hereinafter the "Conversion Price") shall be initially $17.10 per share. The number of shares of Conversion Stock issuable upon conversion of a share of Exchangeable Preferred Stock is determined by dividing the Liquidation Preference of a share of Exchangeable Preferred Stock by the Conversion Price in effect on the Conversion Date (as hereinafter defined) and round the result to the nearest 1/100th of a share. The Conversion Price shall be subject to adjustment as provided below. Upon conversion any accrued and unpaid dividends on the Exchangeable Preferred Stock shall be paid to the holder thereof, at the option of the corporation, either
(i) in freely tradeable  shares of Conversion Stock at the Conversion  Price, or
(ii) in cash. If a holder converts more than one share at the same time, the number of full shares issuable upon the conversion shall be based upon the total number of shares converted.

                  (2) In order to convert shares of the Exchangeable Preferred Stock into shares of Conversion Stock, the holder thereof shall surrender at the office of any transfer agent for the Exchangeable Preferred Stock (or in the absence of any transfer agent, the corporation) the certificate or certificates therefor, duly endorsed to the corporation or in blank, and give written notice to the corporation at said office that he or she elects to convert such shares. Shares of the Exchangeable Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date of surrender of such shares for conversion in accordance with the foregoing provisions
(hereinafter the "Conversion Date"), and the person or persons entitled to receive shares of the Conversion Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of the Conversion Stock at such time. As promptly as practicable after the Conversion Date, the corporation shall issue and deliver at said office the certificate or certificates for the number of full shares of the Conversion Stock issuable upon such conversion, together with a cash payment in lieu of any fraction of a share of Conversion Stock, as hereinafter provided, to the person or persons entitled to receive the same or to the nominee or nominees of such person or persons.

                  (3) The Conversion Price shall be subject to adjustment as follows:

                  (a) In case the corporation shall (i) pay a dividend in shares of either class of Common Stock to all holders of such class, (ii) make a distribution in shares of either class of Common Stock to all holders of such class, (iii) subdivide its outstanding Common Stock into a greater number of shares,  or (iv) combine its  outstanding  Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of any shares of Exchangeable Preferred Stock thereafter surrendered for conversion shall be entitled to receive that number of shares of Conversion Stock representing the percentage of all outstanding Common Stock which he or she would have owned had such Exchangeable Preferred Stock been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend in shares or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

                  (b) In case the corporation shall issue rights or warrants to all or substantially all holders of its either class of Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the current market price per share of Common Stock (as determined in accordance with subsection (e) below) at the record date for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate Conversion Price of the convertible securities so offered) would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

                  (c) In case the corporation shall distribute to all or substantially all holders of any class of Common Stock any shares of capital stock of the corporation (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any company other than the corporation), or shall distribute to all or substantially all holders of any class of Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subsection (b) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (as defined in subsection (e) below) of the Conversion Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors of the corporation, whose determination shall be conclusive evidence of such fair market value) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the denominator shall be the current market price per share (as defined in subsection (e) below) of the Conversion Stock on such record date. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution. Notwithstanding the foregoing, in the event that the corporation shall distribute rights or warrants (other than those referred to in subsection (b) above) ("Rights") pro rata to holders of any class of Common Stock, the corporation may, in lieu of making any adjustment pursuant to this Section 11, make proper provision so that each holder of Exchangeable Preferred Stock who converts such Stock (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Conversion Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights and
(ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the principal amount of the Security so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

                  (d) In case the corporation shall, by dividend or otherwise, at any time distribute (a "Triggering Distribution") to all or substantially all holders of any class of Common Stock cash in an aggregate amount that, together with the aggregate amount of any other cash distributions to all or substantially all holders of any class of Common Stock made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 11 has been made, exceeds 10% of the product of the current market price per share of Conversion Stock (as determined in accordance with subsection (e) below) on the Business Day (the "Determination Date") immediately preceding the day on which such Triggering Distribution is declared by the corporation multiplied by the number of shares of Common Stock outstanding on such date (excluding shares held in the treasury of the corporation), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the Determination Date by a fraction of which the numerator shall be the current market price per share of the Conversion Stock (as determined in accordance with subsection (e) below) on the Determination Date less the amount of cash so distributed within such 12 months (including, without limitation, the Triggering Distribution) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date) and the denominator shall be such current market price per share of the Conversion Stock (as determined in accordance with subsection (e) below) on the Determination Date, such reduction to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

                  (e) For the purpose of any computation  under subsections (b),
(c) and (d) of this Section 11(3), the current market price per share of Conversion Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days commencing 45 trading days before (i) the Determination Date with respect to distributions under subsection
(d) above or (ii) the record date with respect to distributions, issuances or other events requiring such computation under subsection (b) or (c) above. The closing price for each day shall be the last reported sales price or, in case no such reported sale takes place on such date, if the Conversion Stock is not listed or admitted to trading on the New York Stock Exchange ("NYSE"), on the principal national securities exchange on which the Conversion Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sales price of the Conversion Stock as quoted by NASDAQ or, in case no reported sale takes place, the average of the closing bid and asked prices as quoted by NASDAQ or any comparable system or, if the Conversion Stock is not quoted on NASDAQ or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the corporation for that purpose. If no such prices are available, the current market price per share shall be the fair value of a share of Conversion Stock as determined by the Board of Directors of the corporation.

                  (f) In any case in which this Section 11 shall require that an adjustment be made following a record date or a Determination Date, as the case may be, established for purposes of this Section 11, the corporation may elect to defer (but only until five Business Days following the mailing by the corporation to the holders of the Notice of Adjustment described in subsection
(i) below) issuing to the holder of any Exchangeable Preferred Stock converted after such record date or Determination Date the shares of Conversion Stock and other capital stock of the corporation issuable upon such conversion over and above the shares of Conversion Stock and other capital stock of the corporation issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the corporation shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the corporation of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date, effective date or Determination Date therefor is not thereafter made or paid by the corporation for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date or Determination Date had not occurred.

                  (g) No Adjustment. No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this subsection (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  No adjustment  need be made for a  transaction  referred to in
(a), (b), (c) or (d) above if all holders of Exchangeable Preferred Stock are entitled to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. The corporation shall give 30 days prior notice to the transfer agent and to the holders of the Exchangeable Preferred Stock of any such determination.

                  No adjustment need be made for rights to purchase Common Stock or issuances of Common Stock pursuant to a corporation plan for reinvestment of dividends or interest.

                  No adjustment need be made for a change in the par value or a change to no par value of the Common Stock.

                  To the extent that the Exchangeable Preferred Stock becomes convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

                  (h) Adjustment for Tax Purposes. The corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required under other provisions of this Section 11, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the corporation to its shareholders shall not be taxable; provided that no such reduction shall give rise to a right of the corporation to optionally redeem the Exchangeable Preferred Stock pursuant to Section 5.

                  (i) Notice of Adjustment. Whenever the Conversion Price is adjusted, the corporation shall promptly mail to holders of the Exchangeable Preferred Stock and to the transfer agent a notice of the adjustment briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

                  (j)      Notice of Certain Transactions.

                  In the event that:

               (1) the corporation takes any action which would require an adjustment in the Conversion Price;

               (2) the corporation consolidates or merges with, or transfers all or substantially all of its assets to, another corporation and shareholders of the corporation must approve the transaction; or

               (3)  there is a dissolution or liquidation of the corporation,

the corporation shall mail to holders of the Exchangeable Preferred Stock and to the transfer agent a notice stating the proposed record or effective date, as the case may be. The corporation shall mail the notice at least ten days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this
Section 11(3)(j).

               (k) Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

                  If  any  of  the  following  shall  occur,   namely:  (a)  any
reclassification or change of shares of Conversion Stock issuable upon conversion of the Exchangeable Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in (a), (b) or (c) above); (b) any consolidation or merger to which the corporation is a party other than a merger in which the corporation is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance of all or substantially all of the assets of the corporation as an entirety, then the corporation, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, ensure that effective provision be made in the certificate of incorporation of the resulting or surviving corporation or otherwise that each holder of Exchangeable Preferred Stock then outstanding shall have the right to convert such Exchangeable Preferred Stock into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Conversion Stock deliverable upon conversion of such Exchangeable Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance, and that the Conversion Price shall continue to be subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this
Section 11. If in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Conversion Stock include shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then effective provision shall also be made in the certificate of incorporation of such other corporation or otherwise of such additional antidilution provisions as are necessary to protect the interests of the holders of the Exchangeable Preferred Stock by reason of the foregoing. The provisions of this Section 11(3)(k) shall similarly apply to successive consolidations, mergers, sales or conveyances.

                  Section 12. Reports. So long as the Exchangeable Preferred Stock remains outstanding, the corporation shall cause its annual reports to stockholders and any quarterly or other financial reports and information furnished by it to stockholders pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to be mailed to the holders of the Exchangeable Preferred Stock (contemporaneously with the mailing of such materials to the corporation's stockholders) at their addresses appearing on the books of the corporation. If the corporation is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, it shall cause its financial statements, including any notes thereto (and with respect to annual reports, an auditors' report by a nationally recognized firm of independent certified public accountants), a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and such other information which the corporation would otherwise be required to include in annual and quarterly reports filed under the Exchange Act, to be mailed to the holders of the Exchangeable Preferred Stock, within 120 days after the end of each of the corporation's fiscal years and within 60 days after the end of each of its first three fiscal quarters.

                  Section   13.    Additional    and    Supplementary    Rights,
Qualifications, Limitations and Restrictions. In addition to the matters contained herein, the Exchangeable Preferred Stock shall have such additional or supplementary rights, and be subject to such additional or supplementary qualifications, limitations and restrictions as are set forth in the Agreement and made expressly applicable to the Exchangeable Preferred Stock.

                  Section 14. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

                                                                       EXHIBIT B

                  There is hereby created and authorized a series of Serial Preferred Stock, the designation of which shall be the 8.50% Series B Convertible Participating Preferred Stock (herein, the "Convertible Preferred Stock") having the following rights and preferences, designations, voting powers and terms.

                  As used herein, the following terms have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                  "Accretion  Amounts"  shall  have  the  meaning  specified  in
Section 3.

                  "Accretion  Rate" shall have the meaning  specified in Section
3.

                  "Additional   Preferred  Directors"  shall  have  the  meaning
specified in Section 6(b)(ii).

                  "Acquisition Transaction" shall mean any transaction or series of transactions in which at least a majority of the outstanding Common Stock is acquired by any Person, whether pursuant to a tender offer, merger, acquisition or otherwise.

                  "Applicable Base Price" shall mean (a) with respect to an Acquisition Transaction, the Average Market Price of Company Common Stock and
(b) with respect to a Stock Transaction, (i) the greater of the conversion price per share and the Average Market Price if convertible preferred stock is issued in the Stock Transaction, (ii) the Average Market Price if newly issued shares of Company Common Stock are sold in the Stock Transaction and (iii) the price per share paid if the outstanding Company Common Stock is sold in the Stock Transaction.

                  "Average Market Price" shall mean, with respect to an Acquisition Transaction or Stock Transaction, the average of the daily closing prices of the Company Common Stock on the NYSE or, if not then listed or traded on the NYSE, such other exchange, market or system that the Company Common Stock is then listed or traded on, for 10 consecutive trading days, commencing on the fifth business day after the consummation of such Acquisition Transaction or Stock Transaction.

                  "Board of Directors" shall mean the board of directors of the Corporation.

                  "Business Day" shall mean any day that is not a Saturday, Sunday or a Legal Holiday.

                  "Change of Control" shall mean any event that gives any Person or Group other than the Holders, the Stockholders, Leslie B. Otten or their Permitted Transferees the ability to "control" the Corporation (a) through the acquisition of either (i) substantially all of the assets of the Corporation and its subsidiaries, taken as a whole, or (ii) at least a majority of the aggregate voting power of the Corporation=s capital stock or (b) by otherwise being able to elect or designate a majority of the Board of Directors through a management contract or otherwise.

                  "Class A Common Stock" shall mean the Class A common stock, par value $.01 per share, of the Corporation.

                  "Common Stock" shall mean the Company Common Stock and the Class A Common Stock as the same exist as of the date hereof or as such stock may be constituted from time to time.

                  "Company Common Stock" shall mean the common stock, par value $.01 per share, of the Corporation.

                  "Conversion Date" shall have the meaning specified in Section 9(b).

                  "Conversion  Price" shall mean the  applicable  price at which
Conversion   Shares  shall  be  delivered  upon  conversion  of  shares  of  the
Convertible Preferred Stock as specified in Section 9(a).

                  "Conversion  Shares"  shall  have  the  meaning  specified  in
Section 9(a).

                  "Convertible Preferred Stock" shall mean the Corporation=s 8.50% Series B Convertible Participating Preferred Stock, par value $.01 per share.

                  "Corporation" shall mean ASC Delaware, Inc., a Delaware corporation whose name is to be changed to American Skiing Company in connection with the Delaware Reincorporation.

                  "Current Market Price" shall mean the Current Market Price of the Company Common Stock calculated in accordance with Section 9(c)(iv).

                  "Default  Voting  Event"  shall have the meaning  specified in
Section 6(b)(ii).

                  "Definitive   Agreements"   shall  mean  the  Preferred  Stock
Subscription Agreement, together with the schedules attached thereto, the Stockholders= Agreement, and the Voting Agreement.

                  "Delaware Reincorporation" shall mean the merger of American Skiing Company ("ASC Maine"), a Maine corporation, with and into the Corporation and that, after giving effect to such merger, will have the identical authorized, issued and outstanding capital stock with the same rights and preferences as ASC Maine and a board to which the directors are elected annually instead of a staggered board of directors.

                  "Delaware Reincorporation Vote" shall mean a vote in favor of the Delaware Reincorporation by a majority of the outstanding voting securities of ASC Maine.

                  "Distribution  Date"  shall  have  the  meaning  specified  in
Section 9(c)(iii).

                  "Dividend Rate" shall have the meaning specified in Section 3.

                  "Equity Equivalents" shall mean Common Stock or rights, warrants, options or other convertible securities (including the Repriced Preferred Stock and any other convertible debt or equity) representing the right to acquire Common Stock, but excluding the exercise of options which were granted prior to the initial public offering of the Corporation or options that were or are set at the market price at the time such options were or are granted by the Corporation or as determined by the Board of Directors or a duly authorized committee or delegee thereof.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Fully Diluted Basis" shall have the meaning given to such term in the Stockholders' Agreement.

                  "Group" shall have the meaning set forth in Rule 13d-5, as in effect on the date hereof, under the Exchange Act.

                  "Holders" shall mean the holders of the Convertible Preferred Stock.

                  "Issue Date" shall mean August 6, 1999, the original date of issuance of the 8.50% Series B Convertible Participating Preferred Stock, par value $.01 per share, of ASC Maine.

                  "Junior Preferred" shall have the meaning specified in Section 2.

                  "Junior Stock" shall have the meaning specified in Section 2.

                  "Legal   Holiday"   shall  mean  any  day  on  which   banking
institutions are obligated or authorized to close in The City of New York or in the State of Maine.

                  "Liquidation Price" shall mean, as of any date, an amount equal to $1,000 per share, plus (x) where cash dividends are not paid pursuant to Section 3, the aggregate Accretion Amounts through such date and (y) all accrued and unpaid dividends to such date, whether or not declared, to the extent such accrued and unpaid dividends are not taken into account in determining the Accretion Amounts under clause (x).

                  "Liquidation Right" shall mean for each share of Convertible Preferred Stock the greater of (i) the Liquidation Price and (ii) the amount that would be received in liquidation following conversion of a share of Convertible Preferred Stock into Common Stock.

                  "Majority Holders" shall mean the Holders of a majority of the then outstanding shares of Convertible Preferred Stock.

                  "Mandatory Redemption" shall mean any mandatory redemption of the Convertible Preferred Stock as specified in Section 5(a).

                  "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System.

                  "Notice" shall have the meaning specified in Section 5(b).

                  "NYSE" shall mean the New York Stock Exchange.

                  "Permitted Transferees" shall have the meaning given to such term in the Stockholders' Agreement.

                  "Person" means any individual, firm, corporation, partnership, limited partnership, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3), as in effect on the date hereof, of the Exchange Act.

                  "Preferred  Directors"  shall have the  meaning  specified  in
Section 6(b)(i).

                  "Preferred Stock" shall mean the Serial Preferred Stock, par value $.01 per share, of the Corporation.

                  "Preferred Stock Subscription Agreement" shall mean the Preferred Stock Subscription Agreement dated July 9, 1999 among ASC Maine, Oak Hill Capital Partners, L.P., and the other entities identified on Annex A attached thereto.

                  "Redemption Price" shall have the meaning specified in Section 5(b).

                  "Repriced Preferred Stock" shall mean the 10.5% Repriced Convertible Exchangeable Preferred Stock, $.01 par value per share, of the Corporation.

                  "Requisite NYSE Shareholder Approval" shall mean the approval by ASC Maine=s shareholders to the extent required by the NYSE in connection with the issuance of Conversion Shares.

                  "Rights"   shall  have  the  meaning   specified   in  Section
9(c)(iii).

                  "Senior Liquidation Stock" shall have the meaning specified in
Section 4.

                  "Stock Transaction" shall mean any transaction or series of transactions pursuant to which the Corporation issues or sells shares of common stock representing, or convertible preferred stock convertible into, 40% or more of the outstanding shares of Common Stock on a Fully Diluted Basis.

                  "Stockholder Director" shall mean a director designated by the Stockholders pursuant to the Stockholders= Agreement.

                  "Stockholders" shall mean Oak Hill Capital Partners, L.P. and the other entities identified in Annex A to the Preferred Stock Subscription Agreement.

               "Stockholders= Agreement" shall mean the Stockholders= Agreement dated August 6, 1999 among ASC Maine, the Holders, Leslie B. Otten and
ING (U.S.) Capital Corporation.

                  "Third Party Redemption Date" shall have the meaning specified in Section 5(a).

                  "Third Party Transaction" shall mean any Acquisition Transaction or Stock Transaction in which the financial terms, in the judgment of the Board of Directors, are superior to those set forth in the Definitive Agreements.

         Section 1. DESIGNATION AND AMOUNT. The designation of such series of Serial Preferred Stock shall be the Convertible Preferred Stock. The number of issuable shares of Convertible Preferred Stock shall be 150,000.

         Section 2. RANK. All shares of Convertible Preferred Stock, both as to payment of dividends and to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall rank
(i) senior to all of the Corporation=s now or hereafter issued preferred stock (the "Junior Preferred") except for the Repriced Preferred Stock, as to which it shall rank junior, and (ii) senior to all of the Corporation=s now or hereafter issued Common Stock or any other common stock of any class of the Corporation (collectively with the Junior Preferred, the "Junior Stock").

         Section 3. DIVIDENDS AND CERTAIN RESTRICTIONS. The Holders shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, dividends at a rate per share of 8.50% per annum (as may be adjusted from time to time as provided in this Section 3) of the Liquidation Price (the "Dividend Rate"), which shall be fully cumulative, shall accrue, and shall be compounded and payable quarterly on October 31, January 31, April 30 and July 31 of each year, commencing on October 31, 1999 (except that if such date is a Saturday, Sunday or Legal Holiday, then such dividend will be payable on the next Business Day) to Holders of record as they appear on the stock transfer books of the Corporation on the record date for the payment of such dividend, which shall be not more than 60 nor less than 30 days preceding the payment date for such dividend, as is fixed by the Board of Directors. Dividends may, at the option of the Corporation, be paid (i) in cash at the Dividend Rate or (ii) until the five-year anniversary of the Issue Date, by way of an increase in the Liquidation Price in effect immediately prior to the relevant quarterly dividend payment date in an amount calculated based on the following rates per annum, compounded quarterly (such rate being the "Accretion Rate" and each such amount being an "Accretion Amount") (a) 8.50% of the Liquidation Price until January 31, 2001, (b) 9.50% of the Liquidation Price until January 31, 2002 and (c) 10.5% of the Liquidation Price thereafter until July 31, 2004, in the case of clauses (i) and (ii), payable quarterly in arrears on October 31, January 31, April 30 and July 31 of each year. Notwithstanding the foregoing, dividends shall be payable solely in accordance with clause (ii) if cash dividends have not been paid on the Repriced Preferred Stock on the immediately preceding dividend payment date with respect to such Repriced Preferred Stock. The Dividend Rate and the Accretion Rate on the Convertible Preferred Stock shall also be subject to adjustment as provided below.

         In addition to the dividends described in the preceding paragraph, the Holders shall be entitled to receive an amount equal to the amount that the Holders would be entitled to receive if the Convertible Preferred Stock were fully converted into Company Common Stock on the record date for the payment of any such dividends.

         The Dividend Rate and the Accretion Rate shall increase to 12.5% per annum, compounded quarterly, of the Liquidation Price in the event that either
(a) the Delaware Reincorporation Vote or (b) the Requisite NYSE Shareholder Approval is not obtained on or before December 31, 1999. Once the Delaware Reincorporation Vote and the Requisite NYSE Shareholder Approval are obtained, such increased rate will revert back to the applicable rate set forth in the first paragraph of Section 3. In addition, the Dividend Rate and the Accretion Rate on the Convertible Preferred Stock shall be increased by 2% per annum upon a declaration of Default Voting Event as set forth in Section 6(b)(ii) for so long as such Dividend Default remains uncured.

         On any such dividend payment date all dividends which shall have accrued on each share of Convertible Preferred Stock outstanding on such dividend payment date shall accumulate and be deemed to become "due" but shall nonetheless be payable as set forth in the first paragraph of this Section 3. If such dividends are not fully paid on such dividend payment date, such accrued dividends shall also be added to the Liquidation Price of the Convertible Preferred Stock effective as of such dividend payment date and shall thereafter accrue additional dividends in respect thereof until such unpaid dividends have been paid in full. Dividends paid on shares of Convertible Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

         Any reference to "distribution" contained in this Section 3 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, that is effected in accordance with the preferences and priorities set forth in this Certificate of Incorporation and all certificates of designation setting forth the rights of the holders of the Corporation=s Preferred Stock.

         Section 4. LIQUIDATION RIGHT. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, the Liquidation Right, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation=s capital stock ranking junior as to liquidation rights to the Convertible Preferred Stock; provided, however, that such rights shall accrue to the Holders only in the event that the Corporation=s payments with respect to the liquidation preferences of the holders of capital stock of the Corporation ranking senior as to liquidation rights to the Convertible Preferred Stock (the "Senior Liquidation Stock") are fully met. If the assets of the Corporation available for distribution after the liquidation preferences of the Senior Liquidation Stock are fully met are not sufficient to pay an amount equal to the Liquidation Right to the holders of outstanding shares of Convertible Preferred Stock, then the assets of the Corporation shall be distributed ratably among the Holders. Neither a consolidation, merger or other business combination of the Corporation with or into another corporation or other entity nor a sale or offer of all or part of the Corporation=s assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4 (unless in connection therewith the liquidation of the Corporation is specifically approved).

         Section 5.        REDEMPTION.

         (a) MANDATORY REDEMPTION. The Corporation shall mandatorily redeem all of the outstanding shares of Convertible Preferred Stock (each of the following being a "Mandatory Redemption") (i) on August 6, 2009, at a redemption price equal to the Liquidation Price per share (plus an amount equal to all accrued and unpaid dividends to such date of redemption) or (ii) if (A) either the Delaware Reincorporation Vote or the Requisite NYSE Shareholder Approval is not obtained by December 31, 1999 and (B) if within twelve months following the date of the Preferred Stock Subscription Agreement, the Corporation announces or consummates a Third Party Transaction, at the Liquidation Price plus the excess, if any, of (x) the Applicable Base Price over (y) $5.25, as such number may be adjusted from time to time as provided in Section 9, multiplied by the number of Conversion Shares into which the Convertible Preferred Stock being redeemed is convertible on the date immediately preceding such announcement or consummation of the Third Party Transaction (a "Third Party Redemption Date"). In addition, if the Company Common Stock continues to be publicly traded following the consummation of any Third Party Transaction, the Holders whose Convertible Preferred Stock has been redeemed pursuant to clause (ii) of this Section 5(a) shall be entitled to receive within ten days after the first anniversary of the Third Party Redemption Date an amount equal to the excess, if any, of (i) the highest average consecutive 30-day trading price of the Company Common Stock during the 12 months following the Third Party Redemption Date over (ii) the Applicable Base Price, multiplied by the number of Conversion Shares into which the Convertible Preferred Stock could have been converted on the Third Party Redemption Date.

         No Mandatory Redemption pursuant to this Section 5(a) shall be made unless and until all outstanding Repriced Preferred Stock has been converted, repurchased, redeemed or otherwise retired. If, upon any Mandatory Redemption, funds are not legally available to the Corporation for redemption of all the shares of Convertible Preferred Stock, the Corporation shall redeem on such date, at the applicable redemption price, that number of shares of Convertible Preferred Stock which it can lawfully redeem, and from time to time thereafter, as soon as funds are legally available, the Corporation shall redeem at the applicable redemption price shares of Convertible Preferred Stock until the Corporation has redeemed the shares of Convertible Preferred Stock in full.

         In the event that the Corporation is in arrears in the redemption of its Convertible Preferred Stock pursuant to a Mandatory Redemption, the Corporation may not (i) purchase, redeem or pay dividends on any Junior Stock or
(ii) make any mandatory purchase or redemption of any Convertible Preferred Stock or stock on a parity therewith except pro rata according to all such obligations then due or in arrears among all such outstanding stock.

         (b) OPTIONAL REDEMPTION. Other than pursuant to a Mandatory Redemption in accordance with Section 5(a) or a redemption upon a Change of Control in accordance with Section 5(c), the shares of Convertible Preferred Stock shall not be redeemable at the option of the Company by the Corporation until following the four-year anniversary of the Issue Date. Following such date, the Corporation shall have the right, at its option, upon not less than 60 days= prior written notice ("Notice"), but subject to the right of the Holders to convert their shares of Convertible Preferred Stock into shares of Common Stock pursuant to Section 9, to redeem, out of funds legally available therefor, all or a portion of the shares of Convertible Preferred Stock during the 12-month period beginning on July 31 of the years indicated below (subject to the right of the Holder of record on a record date for the payment of a dividend on the Convertible Preferred Stock to receive the dividend due on such shares of Convertible Preferred Stock on the corresponding dividend payment date, if such dividend payment date is prior to the date set for redemption) at the redemption prices (expressed as a percentage of the Liquidation Price) set forth below (each a "Redemption Price"):

                  Year                                        Redemption Price
                  ----                                        ----------------
                  2003                                                 105%
                  2004                                                 104%
                  2005                                                 103%
                  2006                                                 102%
                  2007                                                 101%
                  2008 and thereafter                                  100%

provided that the Corporation shall not be entitled to redeem Convertible Preferred Stock in accordance with this subparagraph (b) unless the closing sales price for shares of Common Stock on the NYSE for the 30 consecutive trading days immediately preceding the date of the Notice shall be at least 350% of the current Conversion Price on or prior to June 30, 2004 and at least 150% of the current Conversion Price thereafter.

         In case of the redemption of less than all of the then outstanding Convertible Preferred Stock, the Corporation shall select the shares of Convertible Preferred Stock to be redeemed in accordance with any method permitted by the national securities exchange on which the Convertible Preferred Stock is then listed, or if not so listed, the Corporation shall designate by lot, or in such other manner as the Board of Directors may determine, the shares to be redeemed, or shall effect such redemption pro rata. Notwithstanding the foregoing, the Corporation shall not redeem less than all of the Convertible Preferred Stock at any time outstanding until all dividends accrued to such payment date upon all Convertible Preferred Stock then outstanding shall have been paid.

         The Notice shall be given by first class mail, postage prepaid, to each Holder of record of the Convertible Preferred Stock to be redeemed, at such Holder=s address as it shall appear upon the stock transfer books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption, the Redemption Price, the then current Conversion Price, the place or places of payment and conversion and that payment or conversion will be made upon presentation of and surrender of the certificates evidencing the shares of Convertible Preferred Stock to be redeemed or converted, and that the
Convertible Preferred Stock may be converted at any time before the close of business on such date fixed for redemption.

         Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the Holder of the Convertible Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to a Holder of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any shares of Convertible Preferred Stock owned by other Holders to whom such notice was duly given. On or after the date fixed for redemption as stated in such Notice, each Holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued without cost to the Holder thereof representing the unredeemed shares. If such Notice shall have been so mailed and if, on or prior to the redemption date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the account of the holders of the shares so to be redeemed (as to be and continue to be available therefor), then on and after the redemption date, notwithstanding that any certificate for shares of the Convertible Preferred Stock so called for redemption shall not have been surrendered for cancellation, all shares of the Convertible Preferred Stock with respect to which such notice shall have been mailed and such funds shall have been set aside shall be deemed to be no longer outstanding and all rights with respect to such shares of the Convertible Preferred Stock so called for redemption shall forthwith cease and terminate, except the right of the Holders to receive out of the funds so set aside in trust the amount payable on the redemption thereof (including an amount equal to accrued and unpaid dividends to the redemption date) without interest thereon.

         The Holder of any shares of Convertible Preferred Stock redeemed upon any exercise of the Corporation=s redemption right under this Section 5(b) shall not be entitled to receive payment of the Redemption Price for such shares until such Holder shall cause to be delivered to the place specified in the Notice (i) the certificate(s) representing such shares of Convertible Preferred Stock redeemed and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such shares of Convertible Preferred Stock to the Corporation free of any adverse interests; provided that the foregoing is subject to the other provisions of the Certificate of Incorporation or Bylaws governing lost certificates generally.

         (c) CHANGE OF CONTROL. Upon the occurrence of a Change of Control, each Holder may require the Corporation to redeem such requesting Holder=s Convertible Preferred Stock at a purchase price in cash in an amount equal to 101.0% of the applicable Liquidation Price per share (plus an amount equal to all accrued and unpaid dividends to such date of redemption) (the "Change of Control Price").

         Within 45 days following any Change of Control, the Corporation shall give to each Holder a written notice (a "Change of Control Notice") stating:

         (i) that a Change of Control has occurred and that such Holder has the right to require the Corporation to redeem such Holder=s Convertible Preferred Stock at the Change of Control Price as set forth above;

     (ii) the circumstances and relevant facts regarding such Change of Control;

     (iii) the redemption date, which date shall be no earlier than 45 days nor later than 60 days from the date such notice is mailed; and

         (iv) the instructions a Holder must follow in order to have its Convertible Preferred Stock redeemed pursuant to this Section 5(c).

         Change of Control Notices shall otherwise be governed by the provisions set forth above in paragraph (b) relating to Notices.

         Holders electing to have Convertible Preferred Stock redeemed under this Section 5(c) will be required to surrender such Convertible Preferred Stock to the Corporation at the address specified in the Change of Control Notice at least five Business Days prior to the specified redemption date. Any Holder will be entitled to withdraw its election if the Corporation receives, not later than three Business Days prior to the redemption date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the amount of the Convertible Preferred Stock delivered for redemption by such Holder as to which its election is to be withdrawn and a statement that such Holder is withdrawing its election to have such Convertible Preferred Stock redeemed.

         No Change of Control Notice shall be issued pursuant to this Section 5(c) unless and until all outstanding Repriced Preferred Stock has been, or shall have been as part of the Change of Control, converted, repurchased, redeemed or otherwise retired. If, upon any Change of Control, funds are not legally available to the Corporation for redemption of the shares of Convertible Preferred Stock that the Holders have requested to be redeemed, the Corporation shall redeem on such date, at the Change of Control Price, that number of shares of Convertible Preferred Stock which it can lawfully redeem, and from time to time thereafter, as soon as funds are legally available, the Corporation shall redeem at the Change of Control Price shares of Convertible Preferred Stock until the Corporation has redeemed all the shares of Convertible Preferred Stock that the Holders have requested be redeemed.

         Section 6.        VOTING RIGHTS.

         (a) GENERAL. The Holders shall vote together with the holders of the Common Stock (and any other class of equity securities which may similarly vote with the holders of the Common Stock as a single class with respect to any matter) upon all matters upon which stockholders are entitled to vote, except for the election of directors (on which the Holders shall be entitled to vote as a separate class pursuant to paragraph (b) below) and except for the Requisite NYSE Shareholder Approval or the Delaware Reincorporation, and shall be entitled to a number of votes per share of Convertible Preferred Stock equal to the number of shares of Common Stock into which the shares of the Convertible Preferred Stock are convertible on the record date of the determination of stockholders entitled to notice of and to vote on such matter; provided, that, nothing in this Section 6(a) shall prevent Oak Hill from exercising or enforcing its rights under the Voting Agreement, dated as of August 6, 1999, among the ASC Maine, Oak Hill, and certain of ASC Maine=s stockholders. In addition, the Holders will have all voting rights required by law, and shall also have all special voting rights provided below. Any shares of Convertible Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

         (b)      CLASS VOTING RIGHTS.

                  (i) RIGHT TO ELECT DIRECTORS. So long as any shares of Convertible Preferred Stock are outstanding, the minimum number of directors on the Board of Directors shall be eleven. The Holders shall be entitled to vote together as a class to elect four directors of the Corporation (the "Preferred Directors"); provided at least 112,000 shares of the Convertible Preferred Stock remain outstanding. In the event that (i) fewer than 112,000 shares and 75,000 or more shares of Convertible Preferred Stock are outstanding, the Holders shall be entitled to elect three Preferred Directors, (ii) fewer than 75,000 shares and 37,500 or more shares of Convertible Preferred Stock are outstanding, the Holders shall be entitled to elect two Preferred Directors, (iii) fewer than 37,500 shares and 7,500 or more shares of Convertible Preferred Stock are outstanding, the Holders shall be entitled to elect one Preferred Director and
(iv) fewer than 7,500 shares of Convertible Preferred Stock are outstanding, the Holders shall not be entitled to elect any Preferred Directors.

                  (ii) DEFAULT VOTING RIGHTS. If, without either the consent of Majority Holders or the consent of at least one Preferred Director or Stockholder Director, the Corporation (a) fails to make any quarterly dividend payment (in accordance with Section 3) on the Convertible Preferred Stock or (b) breaches a material covenant contained in the Definitive Agreements or the provisions of Section 6(b)(iii) hereof (any event described in clause (a) or (b) being a "Default Voting Event"), the Holders, following in the case of clause
(b), a declaration of default by the Majority Holders, will have the right to elect two additional Preferred Directors ("Additional Preferred Directors"). In addition, the Dividend Rate and the Accretion Rate on the Convertible Preferred Stock shall be increased by 2% per annum for so long as any Default Voting Event remains uncured by the Corporation. At such time as a Default Voting Event no longer exists, any Additional Preferred Directors elected pursuant to this
Section 6(b)(ii) shall be deemed to have automatically resigned from the Board of Directors and they shall cease to be directors of the Corporation. The Holders (voting separately as a class) will have the exclusive right to vote for and elect such Additional Preferred Directors pursuant to a written consent or at a meeting of stockholders without any further action on the part of the Corporation or the Holders as provided below.

                  (iii) ACTIONS REQUIRING AFFIRMATIVE VOTE. So long as shares of Convertible Preferred Stock are outstanding, the Corporation shall not, directly or indirectly, or through merger or consolidation with any other person, without the affirmative vote or consent of the Majority Holders, with the Holders voting separately as a class, (a) amend, alter or repeal (by merger, consolidation or otherwise) any provision of this Certificate of Incorporation or the By-laws of the Corporation, as amended, so as to affect adversely the relative rights, preferences, powers (including, without limitation, voting powers) and privileges of the Convertible Preferred Stock, (b) authorize or issue any new class of shares or Equity Equivalents having a preference with respect to dividends, redemption and/or liquidation over, or on parity with, the Convertible Preferred Stock, (c) reclassify any of its capital stock into shares having a preference with respect to dividends, redemption and/or liquidation over, or on parity with, the Convertible Preferred Stock or (d) issue any additional shares of Convertible Preferred Stock. In connection with any right to vote pursuant to this Section 6(b)(iii), each Holder will have one vote for each share of Convertible Preferred Stock held.

                  (iv) SPECIAL MEETING. Whenever the rights described above shall vest, they may be exercised initially by the vote of the Majority Holders present and voting, in person or by proxy, at a special meeting of Holders or at the next annual meeting of stockholders, or by written consent of the Majority Holders without a meeting. Unless such action shall have been taken by written consent as aforesaid, a special meeting of the Holders for the exercise of any such right shall be called by the Secretary of the Corporation as promptly as possible in compliance with applicable law and regulations, and in any event within 10 days after receipt of a written request signed by the Holders of record of at least 25% of the then outstanding shares of the Convertible Preferred Stock, subject to any applicable notice requirements imposed by law or by any national securities exchange on which any Convertible Preferred Stock is listed. Such meeting shall be held at the earliest practicable date thereafter.

                  (v) TERM OF OFFICE OF DIRECTORS. Any Preferred Director shall hold office for a term expiring at the next annual meeting of stockholders and during such term may be removed at any time, either for or without cause, by and only by, the affirmative vote of the Majority Holders of record, with the Convertible Preferred Stock voting as a single class, present and voting, in person or by proxy, at a special meeting of such stockholders called for such purpose, or by written consent without a meeting of the Majority Holders of record, with the Convertible Preferred Stock voting as a single class. A special meeting of the Holders for the removal of a director elected by the Holders in accordance with this subparagraph (b) and the filling of the vacancy created thereby shall be called by the Secretary of the Corporation as promptly as possible and in any event within 10 days after receipt of request therefor signed by the holders of not less than 25% of the outstanding shares of the Convertible Preferred Stock taken as a single class, subject to any applicable notice requirements imposed by law or any national securities exchange on which any Convertible Preferred Stock is listed. Such meeting shall be held at the earliest practicable date thereafter.

                  (vi) VACANCIES. Any vacancy caused by the death, resignation or removal of any Preferred Director may be filled by the remaining Preferred Directors or, if not so filled, or if there are no Preferred Directors on the Board of Directors, by and only by a vote of the Majority Holders present and voting as a single class, in person or by proxy, at a meeting of such Holders called for such purpose, or by written consent without a meeting of the Majority Holders. Unless such vacancy shall have been filled by the remaining Preferred Directors or by written consent as aforesaid, such meeting shall be called by the Secretary of the Corporation at the earliest practicable date after such death, resignation or removal, and in any event within 10 days after the receipt of a written request signed by the Holders of record of at least 25% of the outstanding shares of the Convertible Preferred Stock taken as a single class.

                  (vii) STOCKHOLDERS= RIGHT TO CALL MEETING. If any meeting of the Holders required by this subparagraph (b) to be called shall not have been called within 10 days after personal service of a written request therefor upon the Secretary of the Corporation or within 15 days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Corporation at its principal office, subject to any applicable notice requirements imposed by law or any national securities exchange on which any Convertible Preferred Stock is then listed, then the Holders of record of at least 25% of the then outstanding shares of the Convertible Preferred Stock may designate in writing a Holder of the Convertible Preferred Stock to call such meeting at the reasonable expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders or such shorter notice (but in no event shorter than permitted by law or any national securities exchange on which the Convertible Preferred Stock is then listed) as may be acceptable to the Majority Holders. Any Holder of Convertible Preferred Stock so designated shall have reasonable access to the stock books of the Corporation relating solely to the Convertible Preferred Stock for the purpose of causing such meeting to be called pursuant to these provisions.

                  (viii) QUORUM. At any meeting of the Holders called in accordance with the provisions of this subparagraph (b) for the election or removal of directors, the presence in person or by proxy of the Majority Holders with the Holders of Convertible Preferred Stock voting as a single class shall be required to constitute a quorum; in the absence of a quorum, a majority of the Holders present in person or by proxy shall have power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present.

         Section 7. OUTSTANDING SHARES. For purposes of this Resolution, all shares of Convertible Preferred Stock shall be deemed outstanding except (i) from the date fixed for redemption pursuant to Section 5, all shares of Convertible Preferred Stock that have been so called for redemption under
Section 5 if funds necessary for payment of the Redemption Price have been irrevocably deposited in trust, for the account of the Holders of the shares so to be redeemed (so as to be and continue to be available therefor), with a corporation organized and doing business under the laws of the United States or any State or territory thereof or of the District of Columbia (or a corporation or other person permitted to act as a trustee by the Securities and Exchange Commission), authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by Federal, State or District of Columbia or territorial authority; and (ii) from the date of registration of transfer, all shares of Convertible Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

         Section 8. STATUS OF ACQUIRED SHARES. The Corporation shall take all such actions as are necessary to cause any shares of Convertible Preferred Stock redeemed by the Corporation, received upon conversion pursuant to Section 9, or otherwise acquired by the Corporation, to be restored to the status of authorized and unissued shares of Preferred Stock, without designation as to series, and such shares may thereafter be issued, but not as shares of Convertible Preferred Stock unless the other provisions of this Resolution have been complied with.

         Section 9.        CONVERSION.

         (a) Except as provided in the next succeeding sentence, each share of the Convertible Preferred Stock shall be convertible at any time, after the Requisite NYSE Shareholder Approval is obtained, at the option of the Holder thereof, into validly issued, fully paid and non-assessable shares of the Company Common Stock ("Conversion Shares") at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Unless default be made in the payment in full of the Redemption Price and any accrued and unpaid dividends, shares of Convertible Preferred Stock called for redemption in accordance with the terms herein shall cease to be convertible into Conversion Shares at the close of business on the redemption date. The Conversion Price shall be initially $5.25 per share. The number of Conversion Shares issuable upon conversion of a share of Convertible Preferred Stock is determined by dividing the Liquidation Price (inclusive of any accrued and unpaid dividends) of a share of Convertible Preferred Stock by the Conversion Price in effect on the Conversion Date (as hereinafter defined) and rounding the result to the nearest 1/100th of a share. The Conversion Price shall be subject to adjustment as provided below. Upon conversion, any accrued and unpaid dividends on the Convertible Preferred Stock shall be paid to the Holder thereof in accordance with the provisions of Section 3. If a holder converts more than one share at the same time, the number of full shares issuable upon the conversion shall be based upon the total number of shares converted.

         (b) In order to convert shares of the Convertible Preferred Stock into Conversion Shares, the Holder thereof shall surrender at the office of any transfer agent for the Convertible Preferred Stock (or in the absence of any transfer agent, the Corporation) the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at said office that he or she elects to convert such shares. Shares of the Convertible Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date of surrender of such shares for conversion in accordance with the foregoing provisions (hereinafter the "Conversion Date"), and the person or persons entitled to receive Conversion Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Conversion Shares at such time. As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver at said office the certificate or certificates for the number of full Conversion Shares issuable upon such conversion, together with a cash payment in lieu of any fraction of a Conversion Share, as hereinafter provided, to the person or persons entitled to receive the same or to the nominee or nominees of such person or persons.

         (c) The Conversion Price shall be subject to adjustment as follows:

                  (i) In case the Corporation shall (i) pay a dividend in shares of any class of its Common Stock to all holders of such class, (ii) make a distribution in shares of any class of its Common Stock to all holders of such class, (iii) subdivide any of its outstanding Common Stock into a greater number of shares, or (iv) combine any of its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of any shares of Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive that number of Conversion Shares representing the percentage of all outstanding shares of Common Stock which the Holder would have owned had such Convertible Preferred Stock been converted immediately prior to the happening of such event and the Conversion Price shall be adjusted accordingly. An adjustment made pursuant to this subsection (i) shall become effective immediately after the record date in the case of a dividend in shares or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

                  (ii) In case the Corporation shall issue Equity Equivalents to all or substantially all holders of any class of its Common Stock or to any other person (other than the Holders) entitling such person or persons to subscribe for, purchase or otherwise acquire shares of Common Stock (or securities in any manner representing the right to acquire Common Stock) at a price per share that is less than the then Current Market Price per share of Common Stock (as determined in accordance with subsection (v) below) at the record date for the determination of shareholders entitled to receive such Equity Equivalents on the date of issuance thereof or, with respect to issuances to persons other than Holders, on the issue date, as applicable, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date or issue date, as applicable, by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date or issue date, as applicable, plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered, (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price (as defined in subsection (iv) below), and of which the denominator shall be the number of shares of Common Stock outstanding on such record date or issue date, as applicable, plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any Equity Equivalents are issued, and shall become effective immediately after such record date or such sale date, as applicable. If at the end of the period during which such Equity Equivalents are exercisable not all such Equity Equivalents shall have been exercised, the adjusted Conversion Price shall be readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

                  (iii) In case the Corporation shall distribute to all or substantially all holders of any class of Common Stock any shares of capital stock of the Corporation (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any company other than the Corporation), or shall distribute to all or substantially all holders of any class of Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subsection (ii) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price per share (as defined in subsection (iv) below) of the Conversion Shares on the record date mentioned below less the fair market value on such record date (as reasonably determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the denominator shall be the Current Market Price per share (as defined in subsection (iv) below) of the Conversion Shares on such record date. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

                  Notwithstanding the foregoing, in the event that the Corporation shall distribute rights or warrants (other than those referred to in subsection (ii) above) ("Rights") pro rata to holders of any class of Common Stock, the Corporation may, at its option, in lieu of making any adjustment pursuant to this Section 9, make proper provision so that each holder of Convertible Preferred Stock who converts such stock (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Conversion Stock issuable upon such conversion, a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights and
(ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the principal amount of the security so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

                  (iv) For the purpose of any computation under subsections (ii) and (iii) of this Section 9(c), the current market price (the "Current Market Price") per Conversion Share on any date shall be deemed to be equal to the average of the daily closing prices of the Common Stock on the NYSE or, if not then listed or traded on the NYSE, such other exchange, market or system that the Common Stock is then listed or traded on for the 10 trading days immediately prior to the record date or date of issuance with respect to distributions, issuances or other events requiring such computation under subsection (ii) or
(iii) above; provided that in the case of an underwritten public offering of Equity Equivalents which are currently traded, the Current Market Price shall be the closing price of the Common Stock on the issuance date, less an allowance for a customary discount to the current market trading price which is reasonably required to effect such offering. The closing price for each day shall be the closing price on the NYSE or the last reported sales price or, if the Conversion Shares are not listed or admitted to trading on the NYSE, on the principal national securities exchange on which the Conversion Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sales price of the Conversion Shares as quoted by NASDAQ or, in case no reported sale takes place, the average of the closing bid and asked prices as quoted by NASDAQ or any comparable system or, if the Conversion Shares are not quoted on NASDAQ or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose. If no such prices are available, the Current Market Price per share shall be the fair value of a Conversion Share as reasonably determined by the Board of Directors.

                  (v) In any case in which this Section 9 shall require that an adjustment be made following a record date the Corporation may elect to defer (but only until five Business Days following the mailing by the Corporation to the holders of the notice of adjustment described in subsection (ix) below) issuing to the Holder of any Convertible Preferred Stock converted after such record date the Conversion Shares and other capital stock of the Corporation issuable upon such conversion over and above the Conversion Shares and other capital stock of the Corporation issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Corporation shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Corporation of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date therefor is not thereafter made or paid by the Corporation for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date had not occurred.

                  (vi) NO ADJUSTMENT. No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this subsection (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 9 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  No adjustment need be made for a transaction referred to in paragraph (c)(i), (ii) or (iii) above if all Holders of Convertible Preferred Stock are entitled to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. The Corporation shall give 30 days prior notice to any transfer agent and to the Holders of the Convertible Preferred Stock of any such determination.

                  No adjustment need be made for (a) issuances of Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest, (b) a change in the par value or a change to no par value of the Common Stock and (c) the issuance of Common Stock to directors, officers and employees of the Corporation and its subsidiaries pursuant to any stock-based incentive plan duly approved by the Board of Directors or any duly authorized committee or delegee thereof.

                  To the extent that the Convertible Preferred Stock becomes convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

                  (vii) ADJUSTMENT FOR TAX PURPOSES. The Corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required by other provisions of this Section 9, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Corporation to its shareholders shall not be taxable.

                  (viii) NOTICE OF ADJUSTMENT. Whenever the Conversion Price is adjusted, the Corporation shall promptly mail to holders of the Convertible Preferred Stock and to the transfer agent a notice of the adjustment briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

                  (ix)     NOTICE OF CERTAIN TRANSACTIONS.

                  In the event that:

     (A) the Corporation takes any action which would require an adjustment in the Conversion Price;

     (B) the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another corporation and shareholders of the Corporation must approve the transaction (excluding the Delaware Reincorporation); or

     (C) there is a dissolution or liquidation of the Corporation,

the Corporation shall mail to holders of the Convertible Preferred Stock and to any transfer agent a notice stating the proposed record or effective date, as the case may be. The Corporation shall mail the notice at least 10 days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (A), (B) or (C) of this
Section 9(c)(ix).

                  (x) EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE ON CONVERSION PRIVILEGE. If any of the following (which shall not include the Delaware Reincorporation) shall occur, namely: (a) any reclassification or change of Conversion Shares issuable upon conversion of the Convertible Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in (c)(i),
(ii) or (iii) above); (b) any consolidation or merger to which the Corporation is a party other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance of all or substantially all of the assets of the Corporation as an entirety, then the Corporation, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, ensure that effective provision be made in the certificate of incorporation of the resulting or surviving corporation or otherwise that each holder of Convertible Preferred Stock then outstanding shall have the right to convert such Convertible Preferred Stock into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Conversion Stock deliverable upon conversion of such Convertible Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance, and that the Conversion Price shall continue to be subject to adjustment which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Section 9. If in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Conversion Stock include shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then effective provision shall also be made in the certificate of incorporation of such other corporation or otherwise of such additional antidilution provisions as are necessary to protect the interests of the holders of the Convertible Preferred Stock by reason of the foregoing. The provisions of this Section 9(c)(x) shall similarly apply to successive consolidations, mergers, sales or conveyances.

         Section 10. REPORTS. So long as the Convertible Preferred Stock remains outstanding, the Corporation shall cause its annual reports to stockholders and any quarterly or other financial reports and information furnished by it to stockholders pursuant to the requirements of the Exchange Act, to be mailed to the holders of the Convertible Preferred Stock (contemporaneously with the mailing of such materials to the Corporation=s stockholders) at their addresses appearing on the books of the Corporation. If the Corporation is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, it shall cause its financial statements, including any notes thereto (and with respect to annual reports, an auditors= report by a nationally recognized firm of independent certified public accounts), a "Management=s Discussion and Analysis of Financial Condition and Results of Operations" and such other information which the Corporation would otherwise by required to include in annual and quarterly reports filed under the Exchange Act, to be mailed to the holders of the Convertible Preferred Stock, within 120 days after the end of each of the Corporation=s fiscal years and within 60 days after the end of each of its first three fiscal quarters.

         Section 11. SEVERABILITY OF PROVISIONS. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.